UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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PENN NATIONAL GAMING, INC.
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2008 ANNUAL MEETING OF SHAREHOLDERS November 12, 2008 Agenda Item 2 – To Authorize The Company To Utilize A “Private Placement” Instead Of A “Public Offering” If The Company Elects To Issue Shares Of Common Stock To Redeem Its Series B Redeemable Preferred Stock

2 Safe Harbor In addition to historical facts or statements of current conditions, this presentation contains forward-looking statements that involve risk and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the company’s current expectations and beliefs but are not guarantees of future performance. As such, actual results may vary materially from expectations. The risks and uncertainties associated with the forward-looking statements are described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and 10-Q. Penn National assumes no obligation to publicly update or revise any forward-looking statements. This presentation includes “Non-GAAP financial measures” within the meaning of SEC Regulation G. A reconciliation of all Non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP can be found at www.pngaming.com, in the Recent News section.

4 Seasoned, Proven Management Team • Penn has a deep management team with extensive gaming experience – Company employs a lean, decentralized management style • Recognized as Best Managed Gaming Company in 2006 by Forbes – Fortune’s 100 fastest growing companies for 6 years(1) 2001 #58 2002 #12 2003 #20 2004 #34 2005 #92 2007 #72

6 Termination of Proposed Merger • On June 15, 2007, the Company announced a proposed merger by and among the Company, certain affiliates of Fortress Investment Group LLC and certain affiliates of Centerbridge Partners, L.P. • On July 3, 2008, the Company entered into an agreement with certain affiliates of Fortress and Centerbridge terminating the Merger Agreement among the parties • In connection with the termination of the Merger Agreement, the Company agreed to receive a total of $1.475 billion, consisting of a nonrefundable $225 million cash termination fee and a $1.25 billion, zero coupon, preferred equity investment

7 SUMMARY OF THE FINANCIAL TERMS OF THE SERIES B REDEEMABLE PREFERRED STOCK $1.475B TOTAL PROCEEDS • $225M Cash Termination Fee – Taxable as income after related expenses • $1.25B Zero Coupon 7 Year Series B Redeemable Preferred Stock – $67 ceiling price, $45 floor price (potential issuance of 18.7M to 27.8M shares, or 18% -24% of current outstanding common stock) – Redeemable on June 30, 2015 in cash, common stock or any combination thereof, at Company’s option – Redemption Price • $1.25B, subject to increase or decrease if the average trading price per common share during the prescribed measuring period is greater than $67, or less than $45 • If redeemed in stock, any shares to be issued in excess of limitations imposed by NASDAQ Marketplace Rules (see below), must be sold in a public offering and the proceeds delivered to the Series B holders

8 WITHOUT SHAREHOLDER APPROVAL, A PORTION OF THE SERIES B WILL BE TREATED AS MEZZANINE OR TEMPORARY EQUITY, WHICH MAY IMPACT THE FUTURE COST OR AVAILABILITY OF CAPITAL • Current accounting rules require securities with redemption features that are not “solely within the control of the issuer” to be treated as other than permanent equity, i.e., as mezzanine or temporary equity – Even though the cash redemption feature is available to the Company, if the Company were to elect to redeem all of the preferred stock with equity, such redemption may be subject to a certain NASDAQ rule that might make this alternative outside the control of the issuer. – Mezzanine or temporary equity refers to financial instruments that have both debt-like and equity-like attributes. The concern with mezzanine equity is that the accounting guidance for this concept is evolving, and therefore there is little precedent available to the Company to evaluate how carrying an instrument as mezzanine equity may impact the future cost or availability of capital.

9 WITHOUT SHAREHOLDER APPROVAL, A PORTION OF THE SERIES B WILL BE TREATED AS MEZZANINE OR TEMPORARY EQUITY, WHICH MAY IMPACT THE FUTURE COST OR AVAILABILITY OF CAPITAL • NASDAQ Rules – If Series B were redeemed entirely in common stock, the shares to be privately issued, depending on the stock price at the time of redemption, would range between 18% and 24% of the currently outstanding shares – The issuance of that amount of common shares in a private placement could constitute an actual or potential “change in control” for purposes of the NASDAQ Marketplace Rules – In order to allow Penn to issue shares in a private placement, shareholder approval is required for any shares in excess of the NASDAQ limit. • However, the current Series B terms provide that if the number of shares to be issued to Series B holders would exceed the level constituting a “change in control”, such excess shares will instead be sold in a public offering and the cash proceeds delivered to the Series B holders

10 APPROVAL OF PROPOSAL 2 WILL PERMIT ALL OF THE SERIES B TO BE TREATED AS PERMANENT EQUITY, THE SAME ACCOUNTING TREATMENT AS OUR COMMON STOCK • Approval by the common shareholders of Proposal 2, which permits the issuance of shares in excess of the level constituting a “change in control” to the Series B holders in the form of a private placement would eliminate any contingency regarding the form of payment of the redemption price. • For purposes of the relevant accounting rules, the Series B redemption features would be “solely within the control” of Penn, allowing us to characterize all of the Series B as permanent equity for accounting purposes

11 ADDITIONAL CONSIDERATIONS • The Company is required to redeem the preferred equity on June 30, 2015, regardless of whether the shareholders grant the approval being sought in Proposal 2. • In the event that the Company elects to utilize common stock to redeem the preferred equity, the dilutive impact economically of a private placement to the shareholders will be the same as a redemption utilizing a public offering • In the event that the Company elects to utilize common stock to redeem the preferred equity, the rights of the preferred equity holders will be limited by the terms of the applicable Investor Rights Agreement as well as potentially by the Pennsylvania Control Share Statute